UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 21, 2015

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50 New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

FXCM Inc. (the “Company”) held a special meeting of shareholders on September 21, 2015 (the “Special Meeting”). At the Special Meeting, the Company’s shareholders considered one proposal which is described in more detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on August 4, 2015 (File No. 001-34986). There were 82,347,638 shares of common stock entitled to be voted and 62,189,676 shares present in person or by proxy, at the Special Meeting. The matter voted upon at the Special Meeting and the final results of the votes were as follows:

Proposal 1- Approval of Reverse Stock Split

The filing of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding Class A common stock by a ratio of one-for-ten at any time prior to September 21, 2016 was approved. The final voting results are set forth below:

For	57,569,683
Against	4,411,643
Abstain	208,350
Broker non-votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/David Sassoon
	Name:	David Sassoon
	Title:	General Counsel

Date:  September 22, 2015